SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $906,931.02
B Recoveries this period relating to Defaulted Recvbles $4,896.45 C Repossessions this period relating to Defaulted Receivabl$0.00 D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $46,942.33
E Interest earnings this period on Certificate Account
  balances                                            $24,003.68
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $39,829.57
G Investment Earnings on the cash collateral account depos
  deposit                                             $49,843.81

1 TOTAL REVENUES                                   $1,072,446.86

H Certificateholder Interest                         $577,233.06
I Defaulted Receivables this period                  $173,181.03
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $96,596.53
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $25,741.38
P Loan Fee on Loan                                     $3,367.33

2 TOTAL EXPENSES                                    $876,369.33

3 EXCESS SPREAD                                      $196,077.53
Q Pool Balance on first day of related Collection
  Period                                         $115,915,813.78


  EXCESS SPREAD PERCENTAGE                                2.03%

  Three month average Excess Spread Percentage             2.20%
  Six month average Excess Spread Percentage               2.16%



    12/96                                                  Page 2


 CONTRACTS

 R # of contracts on first day of Collection Period      14,649
 S # scheduled pay off
 T # prepayment in full                                     288
 U Defaulted contracts                                        37

 4 # of contracts on last day of Collection Period       14,324


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $115,915,831.78
 W Scheduled principal received this period
 X Principal repayments received this period        $5,224,293.00
 Y Defaulted receivables this period                   $ 227,577.60

 5 Pool Balance on last day of related Collection
 Period                                          $110,463,961.18

   OTHER DATA

 Weighted average original term of remaining contracts   57.68
 Weighted average remaining term of remaining contracts  31.90
 Weighted average APR of remaining contracts             9.72%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $106,833,349.74       96.71%           13,894
  30-59 days   $ 2,096,936.56         1.90%               257
  60-89 days        558,677.21          0.51%                64
  90-119 days       279,203.86         0.25%                 37
 120-149 days       340,388.40         0.31%                 34
 150-179 days       122,478.44        0.11%                 16
 180+days            232,926.97         0.21%                 22


  TOTAL        $110,463,961.18       100.00%          14,324